For Immediate Release

Contact:	Alex Lombardo (Investors) Treasurer (703) 573-9317	Erin Ruppenthal (Media) Director of Public Relations (608) 661-4775

Great Wolf Resorts Reports Third-Quarter 2005 Earnings

MADISON, Wis., November 2, 2005—Great Wolf Resorts, Inc. (NASDAQ: WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today reported results for the third quarter ended September 30, 2005.

For the quarter ended September 30, 2005, the company reported (amounts in thousands, except per share data):

Net income	$7,180

Net income per diluted share	$0.24

Adjusted EBITDA	$20,311

Adjusted net income	$7,744

Adjusted net income per diluted share	$0.26

Revenues	$33,150

“Our third quarter results are comfortably within our current earnings guidance, and we are adjusting our fourth quarter earnings guidance by increasing Adjusted net income and net income per share and decreasing Adjusted EBITDA to reflect the effect of our new joint venture with CNL Income Properties,” said John Emery, chief executive officer. “The new Adjusted EBITDA guidance reflects the expected removal of the Wisconsin Dells and Sandusky properties from consolidation. Going forward, we expect that our share of earnings from these two

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properties will be reflected in the equity in earnings (loss) of affiliates line item on our statement of operations.”

Adjusted EBITDA and Adjusted net income are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income are provided in the tables of this press release.

Operating statistics for the company’s portfolio of resorts for the 2005 third quarter were as follows:

	All Properties	Same Store Comparison (a)
	Q3	Q3	Q3
	2005	2005	2004	Increase (Decrease)
				$		%

Occupancy	67.3%	67.0%	74.3%		N/A	(9.8)%

ADR	$223.19	$217.88	$224.56		$(6.68)	(3.0)%

RevPAR	$150.13	$145.89	$166.76		$(20.87)	(12.5)%

Total RevPOR	$327.60	$318.80	$321.94		$(3.14)	(1.0)%

Total RevPAR	$220.37	$213.46	$239.07		$(25.61)	(10.7)%

(a)	Same store comparison includes properties that were open for the full periods in 2004 and 2005

“We faced difficult operating conditions in both Michigan and Ohio,” Emery continued. “We believe that the many of the primary markets for our Traverse City and Sandusky properties have been adversely affected by economic concerns stemming from automotive and related industries. The state of Michigan experienced the lowest hotel occupancy in the country year-to-date through August 2005, according to the Michigan Economic Development Corporation, and

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the east north central region (which includes both Michigan and Ohio) had the highest unemployment rate of any region in the country in July and August 2005. Our Traverse City property was affected by these economic fundamentals. Our Sandusky property also saw the effect of additional competition in the marketplace. Although these markets will remain challenging in the short-term, we are implementing specific plans at each property to focus on both short- and long-term positive results.”

“Our Kansas City, Wisconsin Dells and Williamsburg properties continued to perform well. The reception of the Williamsburg property has been particularly encouraging as it is our first property opened outside of the Midwest. Our Kansas City property, after experiencing a longer than expected ramp-up, is now a well recognized product in the market and has shown strong year-over-year revenue growth. We also completed the construction and sale of 77 condominiums at our Wisconsin Dells resort during the quarter, resulting in a $9.1 million gain in the quarter. With the added capacity from condominium expansion during the quarter, our Wisconsin Dells resort saw an increase in year-over-year revenue during the third quarter.

“During the third quarter of 2004, our Blue Harbor Resort in Sheboygan, Wis. had the added demand of the PGA golf tournament, so we expected a decline in ADR and occupancy in 2005. We were pleased with the solid ADR and Total RevPOR results for the property in the third quarter in 2005 but remain focused on increasing awareness to improve on less than satisfactory occupancy. We believe the long-term outlook for the property is positive, although the ramp-up time will be significantly longer than for our other properties.”

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CNL Joint Venture

On October 12, 2005, Great Wolf Resorts announced the formation of a joint venture with CNL Income Properties. The joint venture acquired from Great Wolf Resorts the 309-suite Great Wolf Lodge — Wisconsin Dells, Wis., and the 271-suite Great Wolf Lodge — Sandusky, Ohio. Under the joint venture, CNL will purchase a 70 percent equity interest in the joint venture, with Great Wolf Resorts retaining the remaining 30 percent. Great Wolf Resorts will receive approximately $80 million in proceeds from CNL for their purchase of the 70 percent joint venture interest during the 2005 fourth quarter, and Great Wolf Resorts expects to receive a distribution of approximately $18 million from the joint venture upon the placement of mortgage financing on the joint venture’s two resorts in the fourth quarter.

The joint venture valued the two properties at $114.5 million. Great Wolf Resorts’ historical book value of the two properties, assuming the completion of the waterpark expansion currently underway at the Wisconsin Dells property, was approximately $88 million.

Great Wolf Resorts will continue to operate the properties and license the Great Wolf Lodge brand to the joint venture under 25-year agreements. Additionally, Great Wolf Resorts may receive additional sales proceeds of up to $3 million per property, if the resorts achieve certain financial performance goals during 2007 and 2008.

“This transaction allows us to monetize a majority interest in our two most mature assets and use the proceeds for new development,” Emery said. “At the same time, the joint venture allows us to maintain a substantial minority ownership position in the two resorts and create a

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more predictable, long-term income stream through our management and licensing contracts. We view the transaction as a strong validation of both the value of our real estate assets and the value of our management and branding.”
Development Update

Great Wolf Resorts opened its first property in the Northeast, the 401-suite Great Wolf Lodge resort in the Poconos on October 26, 2005. The property has a 91,000-square-foot indoor entertainment area featuring a 78,000 square foot indoor waterpark, believed to be the first of its kind in the region. It is the first major resort to be opened in the Poconos in nearly 30 years and has a potential market of 44 million people who live in a 180-mile radius, including such major cities as New York City, Philadelphia and Baltimore.

The Great Wolf Lodge resort in Niagara Falls, Ontario, which is being built by an affiliate of Ripley Entertainment, Inc. and will be licensed from and operated by Great Wolf Resorts, remains on schedule to open in spring 2006. The 404-suite property will feature a 94,000 square foot indoor entertainment area.

In the third quarter, Great Wolf Resorts began construction on the Great Wolf Lodge resort and 40,000-square-foot conference center at Paramount’s Kings Island, in Mason, Ohio. Great Wolf Resorts will operate the resort and will maintain the majority equity position in the joint venture project with Paramount’s Kings Island. The property is expected to open in late 2006.

In late June, Great Wolf Resorts announced a joint venture with The Confederated Tribes of the Chehalis Reservation to develop a 39-acre, $80-plus million Great Wolf Lodge resort and

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conference center in Chehalis, Washington. The property will be the first family destination vacation resort with an indoor waterpark in the Pacific Northwest. Great Wolf Resorts will operate the property, The Confederated Tribes of the Chehalis Reservation will contribute the land needed for the resort into trust, and both parties will maintain equity positions in the joint venture.

In September, the company announced its third new project of the year, a Great Wolf Lodge resort to be constructed in Grapevine, Texas. The resort will be an approximate 400-suite resort lodge with an 80,000-square-foot indoor entertainment area, including an indoor waterpark, Aveda Concept Spa, and related retail and restaurant facilities. The site is centrally located between Dallas and Fort Worth and adjacent to the DFW Airport at the intersection of State Highway 26 and Business 114, directly across from the Gaylord Texan Resort and Convention Center. Dallas/Ft. Worth is the 7th largest market area in the U.S., with a larger population within a 60-mile radius than any existing Great Wolf Lodge resort. Construction is expected to commence in the spring of 2006.

“Our development activity remains at a high level, and we have a very active pipeline,” Emery said. “The recent addition of cash from the sale of a majority interest in our Wisconsin Dells and Sandusky properties gives us significant flexibility in our development. In addition to our goal of beginning two to three new projects a year, we currently are evaluating additional condominium and expansion projects at existing resorts.”

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Capital Structure

“With the influx of cash from the CNL joint venture, our capital structure is very strong and provides us with significant resources to pursue our development and growth plans,” said James A. Calder, chief financial officer. “Our average debt maturity is approximately 15 years, and more than 80 percent of our long-term debt has fixed interest rates. Our two newest resorts in the Poconos and Williamsburg are unencumbered by mortgage debt. The sale of majority interests in two properties to the CNL joint venture and related transactions are expected to provide approximately $98 million in additional cash during the fourth quarter to fund future development and other corporate activities.”
Key Financial Data

As of September 30, 2005, Great Wolf Resorts had:

•	Total cash and cash equivalents of $16.6 million

•	Total secured debt of $105.0 million

•	Total unsecured debt of $51.5 million

•	Weighted average cost of total debt of 7.5 percent

•	Weighted average debt maturity of 15 years

•	Total construction in progress for resorts currently under construction but not yet opened of approximately $116 million. Approximately $84 million of this total relates to the Poconos property.

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Outlook and Guidance

The company provides the following outlook and earnings guidance for the fourth quarter and full year 2005 (amounts in thousands, except per share data):

	4Q 2005		Full year 2005
	Low	High	Low	High
Net income (loss)	$(3,300)	$(2,100)	$(1,000)	$200

Net income (loss) per diluted share	$(0.11)	$(0.07)	$(0.03)	$0.01

Adjusted EBITDA (a)	$3,000	$5,000	$33,600	$35,600

Adjusted net income (loss) (a)	$(2,500)	$(1,300)	$3,500	$4,700

Adjusted net income (loss) per diluted share	$(0.08)	$(0.04)	$0.12	$0.16

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see the tables accompanying this press release.

Great Wolf Resorts will hold a conference call to discuss its third-quarter results today, November 2, at 10 a.m. Eastern time. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Great Wolf Resorts’ Web site, www.greatwolfresorts.com, or www.streetevents.com, or may call (800) 218-8862, reference number 11040831. A recording of the call will be available by telephone until midnight on Wednesday, November 9 by dialing (800), reference number 11040831. A replay of the conference call will be posted on Great Wolf Resorts’ Web site through December 2, 2005.

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About Great Wolf Resorts, Inc.

Great Wolf Resorts is the nation’s leader in indoor waterpark destination resorts and owns and operates family resorts under the Great Wolf Lodge® and Blue Harbor Resort® brands. The company is a fully integrated resort company and owns and/or manages Great Wolf Lodge resorts in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan; Williamsburg, Va.; the Pocono Mountains, Pa.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Great Wolf Resorts also has projects currently under construction or in pre-development in: Niagara Falls, Ontario; Mason, Ohio; Chehalis, Washington; and Grapevine, Texas.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 — 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolfresorts.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income (loss). The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance.

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Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation, (e) costs associated with early extinguishment of debt, (f) pre-opening costs of resorts under development, (g) equity in earnings (loss) of affiliates, and (h) minority interests. The company defines adjusted net income as net income without the effects of (a) non-cash employee compensation, (b) costs associated with early extinguishment of debt, and (c) pre-opening costs of resorts under development.

Adjusted EBITDA and Adjusted net income as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

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Similarly, management believes adjusted net income is a useful performance measure because certain items included in the calculation of net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and Adjusted net income because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, the company’s ability to attract a significant number of guests from its target markets, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost efficient basis, the company’s ability to manage growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts

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or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Great Wolf Resorts, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Nine Months Ended
	March 31, 2005	June 30, 2005	September 30, 2005	June 30, 2005	September 30, 2005

Revenues:
Rooms	$18,076	$17,023	$22,459	$35,099	$57,559
Food and beverage	4,758	4,576	5,268	9,334	14,487
Other resort operations	4,162	4,433	5,423	8,595	14,132

Total revenues	26,996	26,032	33,150	53,028	86,178

Operating expenses:
Resort departmental expenses	9,670	11,165	11,295	20,835	32,126
Selling, general and administrative	7,238	7,246	5,173	14,484	19,738
Property operating costs	3,360	3,776	4,146	7,136	11,182
Debt extinguishment costs	2,116	—	—	2,116	2,116
Pre-opening costs for resorts under development	2,697	651	2,247	3,348	5,615
Depreciation and amortization	5,010	5,804	6,005	10,814	16,821

Total operating expenses	30,091	28,642	28,866	58,733	87,598

Operating income (loss)	(3,095)	(2,610)	4,284	(5,705)	(1,420)
Gain on sale of condominiums	—	—	(9,082)	—	(9,082)
Interest income	(292)	(356)	(319)	(648)	(967)
Interest expense	1,056	1,968	1,720	3,024	4,744

Income before minority interests and income taxes	(3,859)	(4,222)	11,965	(8,081)	3,885
Minority interest expense	—	—	(3)	—	(3)
Income tax expense	(1,534)	(1,689)	4,788	(3,223)	1,565

Net income	$(2,325)	$(2,533)	$7,180	$(4,858)	$2,323

Net income per share:
Basic	$(0.08)	$(0.08)	$0.24	$(0.16)	$0.08
Diluted	$(0.08)	$(0.08)	$0.24	$(0.16)	$0.08

Weighted average common shares outstanding:
Basic	30,133	30,133	30,133	30,133	30,133
Diluted	30,133	30,133	30,133	30,133	30,235

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended		Three Months Ended	Three Months Ended	Six Months Ended	Nine Months Ended
	March 31, 2005		June 30, 2005	September 30, 2005	June 30, 2005	September 30, 2005
Net income	$(2,325)	$—	$(2,533)	$7,180	$(4,858)	$2,323

Adjustments:
Interest expense, net	764	—	1,612	1,401	2,376	3,777
Income tax expense	(1,534)	—	(1,689)	4,788	(3,223)	1,565
Depreciation and amortization	5,010	—	5,804	6,005	10,814	16,821
Non-cash employee compensation	338	—	(584)	(1,307)	(246)	(1,553)
Debt extinguishment costs	2,116		—	—	2,116	2,116
Minority interest expense				(3)		(3)
Pre-opening costs for resorts under development	2,697	—	651	2,247	3,348	5,615

Adjusted EBITDA (1)	$7,066	$—	$3,261	$20,311	$10,327	$30,661

Net income	$(2,325)	$—	$(2,533)	$7,180	$(4,858)	$2,323

Adjustments to net income, net of income taxes:
Non-cash employee compensation	203		(350)	(784)	(147)	(932)
Debt extinguishment costs	1,270		—	—	1,270	1,270
Pre-opening costs for resorts under development	1,618		391	1,348	2,009	3,369

Adjusted net income (1)	$766	$—	$(2,492)	$7,744	$(1,726)	$6,030

Adjusted net income per share:
Basic	$0.03	$—	$(0.08)	$0.26	$(0.06)	$0.20
Diluted	$0.03	$—	$(0.08)	$0.26	$(0.06)	$0.20

Weighted average shares outstanding:
Basic	30,133	30,262	30,133	30,133	30,133	30,133
Diluted	30,340	30,612	30,133	30,133	30,133	30,235

Great Wolf Resorts, Inc.
Operating Statistics

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Six Months Ended June 30,		Nine Months Ended September 30,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Wisconsin Dells:
Occupancy	65.2%	64.4%	54.4%	59.4%	68.2%	72.8%	59.8%	61.9%	62.6%	65.5%
ADR	$190.88	$188.69	$167.83	$174.65	$213.62	$219.19	$180.34	$181.95	$192.55	$195.84
RevPAR	$124.51	$121.47	$91.26	$103.69	$145.67	$159.48	$107.79	$112.58	$120.56	$128.33
Total RevPOR	$279.30	$269.70	$246.17	$251.23	$312.89	$293.74	$264.14	$260.84	$282.04	$273.11
Total RevPAR	$182.18	$173.62	$133.86	$149.16	$213.36	$213.73	$157.89	$161.39	$176.58	$178.96
Sandusky:
Occupancy	70.8%	73.8%	55.9%	70.8%	61.8%	74.8%	63.3%	72.3%	62.8%	73.2%
ADR	$231.08	$228.75	$208.25	$227.01	$231.81	$245.71	$220.94	$227.90	$224.54	$234.02
RevPAR	$163.51	$168.93	$116.51	$160.81	$143.19	$183.90	$139.88	$164.87	$141.00	$171.26
Total RevPOR	$328.08	$329.28	$300.98	$319.06	$317.90	$333.26	$316.04	$324.28	$316.66	$327.36
Total RevPAR	$232.15	$243.17	$168.39	$226.01	$196.37	$249.42	$200.09	$234.59	$198.84	$239.57
Traverse City:
Occupancy	82.9%	73.3%	66.4%	71.7%	68.4%	76.1%	74.6%	72.5%	72.5%	73.7%
ADR	$224.15	$224.32	$203.72	$220.40	$217.88	$236.70	$215.01	$222.38	$215.92	$227.34
RevPAR	$185.76	$164.51	$135.20	$158.02	$148.92	$180.05	$160.34	$161.26	$156.49	$167.57
Total RevPOR	$324.67	$325.36	$298.97	$317.41	$310.10	$331.77	$313.17	$321.43	$312.20	$325.01
Total RevPAR	$269.07	$238.61	$198.41	$227.56	$211.96	$252.37	$233.54	$233.09	$226.27	$239.56
Kansas City:
Occupancy	68.7%	61.2%	64.6%	66.0%	72.9%	74.8%	67.0%	63.6%	69.0%	67.4%
ADR	$219.86	$194.15	$194.23	$178.28	$221.07	$202.62	$207.44	$185.92	$212.30	$192.14
RevPAR	$150.97	$118.77	$125.46	$117.62	$161.25	$151.61	$138.98	$118.20	$146.48	$129.42
Total RevPOR	$312.50	$290.65	$280.09	$268.95	$306.81	$287.37	$296.79	$279.39	$300.36	$282.37
Total RevPAR	$214.58	$177.80	$180.92	$177.44	$223.79	$215.03	$198.84	$177.62	$207.25	$190.18
Sheboygan:
Occupancy	56.2%	—	54.3%	—	61.2%	72.3%	56.8%	—	58.3%	—
ADR	$159.79	—	$152.31	—	$199.23	$216.54	$156.19	—	$171.42	—
RevPAR	$89.83	—	$82.75	—	$121.99	$156.50	$88.75	—	$99.95	—
Total RevPOR	$327.80	—	$317.85	—	$368.07	$391.60	$323.01	—	$338.96	—
Total RevPAR	$184.27	—	$172.69	—	$225.38	$283.03	$183.54	—	$197.64	—
Williamsburg:
Occupancy	—	—	55.7%	—	68.6%	—	55.6%	—	61.7%	—
ADR	—	—	$231.88	—	$246.00	—	$232.60	—	$239.60	—
RevPAR	—	—	$129.26	—	$168.83	—	$129.27	—	$147.84	—
Total RevPOR	—	—	$351.02	—	$365.43	—	$350.88	—	$358.48	—
Total RevPAR	—	—	$195.67	—	$250.80	—	$195.00	—	$221.19	—

We define our operating statistics as follows:

Occupancy is calculated by dividing total occupied rooms by total available rooms.

Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.

Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.

Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other amenities) by total occupied rooms.

Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (2)(3)
(in thousands, except per share amounts)

	Three Months Ending	Three Months Ending	Three Months Ending	Year Ending
	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005
Net income (loss)	$(100)	$6,750	$(2,745)	$(420)

Adjustments:
Interest expense, net	1,900	2,000	1,500	5,300
Income tax expense (benefit)	(100)	4,500	(1,830)	(250)
Depreciation and amortization	6,300	6,300	5,300	22,120
Non-cash employee compensation	—	—	—	(1,550)
Debt extinguishment costs	—	—	—	2,100
Equity in loss of affiliates			375	375
Pre-opening costs of resorts under development	500	1,000	1,400	7,000

Adjusted EBITDA (1)	$8,500	$20,550	$4,000	$34,675

Net income (loss)	$(100)	$6,750	$(2,745)	$(420)

Adjustments to net income (loss), net of income taxes:
Non-cash employee compensation	—	—	—	(930)
Debt extinguishment costs	—	—	—	1,260
Pre-opening costs of resorts under development	300	600	840	4,200

Adjusted net income (loss) (1)	$200	$7,350	$(1,905)	$4,110

Net income (loss) per share:
Basic	$(0.00)	$0.22	$(0.09)	$(0.01)
Diluted	$(0.00)	$0.22	$(0.09)	$(0.01)

Adjusted net income (loss) per share:
Basic	$0.01	$0.24	$(0.06)	$0.14
Diluted	$0.01	$0.24	$(0.06)	$0.14

Weighted average shares outstanding:
Basic	30,133	30,133	30,133	30,133
Diluted	30,340	30,340	30,133	30,235

(1) See discussions of Adjusted EBITDA and Adjusted net income located in the “Non-GAAP Financial Measures” section of this press release.

(2) Our outlook reconciliations use the mid-points of our estimates of Adjusted EBITDA and Adjusted net income.

(3) Our outlook reconciliations exclude the gain (loss) associated with the sale of real estate assets to the CNL joint venture in the three months and year ending December 31, 2005.